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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ------------------------------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                               CENDANT CAPITAL I
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             (Exact Name of Registrant as Specified in its Charter)

                  Delaware                             06-0918165
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State of incorporation of Organization     I.R.S. Employer Identification No.:

         Cendant Capital I
           6 Sylvan Way
      Parsippany, New Jersey  07054                       07054
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(Address of Principal Executive Officer)                (Zip Code)


  If this Form relates to the             If this Form relates to the
  registration of a class of              registration of a class of debt
  debt securities and is                  securities and is to become effective
  effective upon filing                   simultaneously with the
  pursuant to General                     effectiveness of a concurrent
  Instruction A(c)(1) please              registration statement under the
  check the following box.|_|             Securities Act of 1933 pursuant to
                                          General Instruction A(c)(2) please
                                          check the following box.   |_|

  Title of Each Class                     Name of Each Exchange on Which
  to be so Registered                     Each Class is to be Registered
  -------------------                     ------------------------------

  Trust Preferred Securities              New York Stock Exchange



Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

                  The classes of securities to be registered hereby are the Trust Preferred Securities of Cendant Capital I, a Delaware Trust.

                  For a description of the Trust Preferred Securities, reference is made to Amendment No. 3 to the Registration Statement on Form S-3 of Cendant Corporation and Cendant Capital I, among other registrants (Registration No. 333-45227), filed with the Securities and Exchange Commission on February 20, 1998, and the forms of prospectus and prospectus supplement for the Trust Preferred Securities, included therein, which description is incorporated herein by reference. Definitive copies of the prospectus and the prospectus supplement describing the Trust Preferred Securities will be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and shall be incorporated by reference into this Registration Statement on Form 8-A.

Item 2.  Exhibits

                  1. Form of Purchase Contract Agreement, between Cendant Corporation and The First National Bank of Chicago, as Purchase Contract Agent (incorporated herein by reference to Exhibit 4-18 of Amendment No. 3 to the Registration Statement).

                  2. Form of Pledge Agreement, among Cendant Corporation, The Chase Manhattan Bank, as Collateral Agent, and The First National Bank of Chicago, as Purchase Contract Agent (incorporated herein by reference to Exhibit 4-19 of Amendment No. 3 to the Registration Statement).

                  3. Forms of Income PRIDES and Growth PRIDES (incorporated herein by reference to Exhibit A and Exhibit B respectively of Exhibit 4-18 of Amendment No. 3 to the Registration Statement).

                  4. Form of Amended and Restated Declaration of Trust, between James E. Buckman and Michael P. Monaco as Regular Trustees, Cendant Capital I and Wilmington Trust Company as Institutional Trustee (incorporated herein by reference to

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                           Exhibit 4-10 of Amendment No. 3 to the Registration
                           Statement).

                  5. Form of Preferred Security (incorporated herein by reference to Exhibit 4-10 of Amendment No. 3 to the Registration Statement).

                  6. Form of Supplemental Indenture to Senior Debt Securities Indenture, among Cendant Capital I and The Bank of Nova Scotia Trust Company of New York as Indenture Trustee (incorporated herein by reference to Exhibit 4-22 of Amendment No. 3 to the Registration Statement).

                  7. Form of Debenture (incorporated herein by reference to Exhibit 4-20 of Amendment No. 2 to the Registration Statement).

                  8. Form of Guarantee Agreement, among Wilmington Trust Company as Institutional Trustee and Cendant Capital I (incorporation herein by reference to Exhibit
                           4-13 of Amendment No. 3 to the Registration
                           Statement).

                                       3
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                                   SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registration has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            CENDANT CAPITAL I

Dated:  February 23, 1998                   By: /s/  James E. Buckman
                                               ------------------------
                                                James E. Buckman
                                                Senior Executive Vice President
                                                and General Counsel